Exhibit 3.1

BYLAWS
OF
INVESTORS TITLE COMPANY
AMENDED AND RESTATED AS OF NOVEMBER 6, 2023
ARTICLE I.

OFFICES
Section 1.Principal Office: The principal office of Investors Title Company (the “Corporation”) shall be located at 121 North Columbia Street, Chapel Hill, North Carolina.

Section 2.Registered Office: The registered office of the Corporation required by law to be maintained in the State of North Carolina may be, but need not be, identical with the principal office.
Section 3.Other Offices: The Corporation may have offices at such other places, either within or without the State of North Carolina, as the Board of Directors may from time to time determine, or as the affairs of the Corporation may require.
ARTICLE II.

MEETING OF SHAREHOLDERS
Section 1.Time and Place of Meetings: All meetings of shareholders shall be held at the principal office of the Corporation, or at such other place, either within or without the State of North Carolina, and on such date and at such time as may be determined from time to time by the Board of Directors.
Section 2.Participation by Remote Communication: The Board of Directors may authorize shareholders to participate in the meeting by means of remote communication, videoconference, teleconference, or other available technology, subject to any guidelines and procedures adopted by the board of directors. For any meeting in which shareholders participate by means of remote communication, the Corporation shall implement reasonable measures to:
(a)verify that each person participating by remote communication is a shareholder; and
(b)provide each shareholder participating by remote communication a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to communicate, and read or hear the proceedings of the meeting in a substantially concurrent manner.
Section 3.Annual Meetings: The annual meeting of shareholders shall be held within the time period prescribed by applicable law for the election of directors and to transact such other business as may properly be brought before the meeting.

Section 4.Special Meetings: Special meetings of the shareholders may be called by any of the following: (a) the Chairman of the Board of Directors; (b) the President of the Corporation; (c) the Board of Directors upon the affirmative vote of at least seventy-five percent (75%) of the entire Board of Directors; or (d) the shareholders upon written request of those persons holding of record not less than eighty percent (80%) of the total voting power of the shares entitled to vote thereon.
Section 5.Notice of Meetings: Written or printed notice stating the date, time and place of the meeting shall be delivered no fewer than 10 nor more than 60 days before the date thereof, by any means of communication permitted under or authorized by the North Carolina Business Corporation Act, including without limitation, personally, by electronic means, or by mail or private carrier, by or at the direction of the President or the other person calling the meeting, to each shareholder of record entitled to vote at such meeting and to each nonvoting shareholder entitled to notice of the meeting. If the Corporation is required by law to give notice of proposed action to nonvoting shareholders and the action is to be taken without a meeting pursuant to Section 11 of this Article II, written notice of such proposed action shall be delivered to such shareholders not less than 10 days before such action is taken. If these forms of personal notice are impracticable as to one or more persons, notice may be communicated to such persons by publishing notice in a newspaper in the county where the Corporation has its principal place of business in North Carolina or by radio, television or other broadcast communication.
If notice is mailed, such notice shall be effective when deposited in the United States mail with postage thereon prepaid and correctly addressed to the shareholder’s address shown in the Corporation’s current record of shareholders.
If the Board of Directors has authorized participation at the meeting by means of remote communication, the notice shall also describe the means of remote communication to be used.
In the case of an annual meeting, the notice of meeting need not specifically state the business to be transacted thereat unless it is a matter with respect to which specific notice to the shareholders is expressly required by the provisions of the North Carolina Business Corporation Act. In the case of a special meeting, the notice of meeting shall specifically state the purpose or purposes for which the meeting is called.
If an annual or special shareholders’ meeting is adjourned to a different date, time, or place, if any, notice need not be given of the new date, time, place, or means of remote communication, if applicable, if the new date, time, place, if any, and means of remote communication, if applicable, is announced at the meeting before the adjournment. If a new record date for the adjourned meeting is or must be fixed under the provisions of the North Carolina Business Corporation Act, notice of the adjourned meeting must be given to persons who are shareholders as of the new record date.
The record date for determining the shareholders entitled to notice of and to vote at an annual or special meeting shall be fixed as provided in Section 3 of Article VII.
Section 6.Waiver of Notice. A shareholder may waive notice of any meeting either before or after such meeting. Such waiver shall be in writing, signed by the shareholder, and filed with the minutes or corporate records. A shareholder’s attendance at a meeting in person or by proxy: (i) waives objection to lack of notice or defective notice of the meeting, unless the shareholder or his proxy at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder or his proxy objects to considering the matter before it is voted upon.

Section 7.Voting Lists:
(a)Commencing two business days after notice of a meeting of shareholders is given and continuing through such meeting, the secretary of the Corporation shall maintain at (i) the principal office of the Corporation, or at a place identified in the meeting notice in the city where the meeting will be held or (ii) on a reasonably accessible electronic network, an alphabetical list of the shareholders entitled to vote at such meeting, arranged by voting group, with the address of and number of shares held by each. This list shall be subject to inspection by any shareholder or his agent or attorney at any time during usual business hours and, subject to the requirements of North Carolina General Statute 55-16-02(c), may be copied at the shareholder’s expense.
(b)If the meeting is to be held at a place, the shareholder list shall be made available at the meeting and any shareholder, or his representative, may inspect the list at any time during the meeting or any adjournment thereof. If the meeting is to be held solely by means of remote communication, then the list shall also be open to inspection during the meeting on a reasonably accessible electronic network, and the information required to access the list shall be provided with the notice of the meeting.
Section 8.Quorum; Adjournment; Postponement:
(a)The holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at meetings of shareholders. If there is no quorum at the opening of a meeting of shareholders, such meeting may be adjourned or recessed from time to time by the Presiding Officer (as defined in Section 9(a) of this Article II) or by the vote of a majority of the shares voting on the motion to adjourn or recess; and, at any adjourned or recessed meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting.
The shareholders at a meeting at which a quorum is present may continue to do business until adjournment or recess, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.
(b)Whether or not a quorum is present, the Presiding Officer may adjourn or recess any meeting of shareholders at any time and for any reason to reconvene at a different date, time or place, consistent with the notice provisions above. At the adjourned or recessed meeting, the Corporation may transact any business which might have been transacted at the original meeting.
(c)The Board of Directors may, at any time prior to the holding of a meeting of shareholders, and for any reason, cancel, postpone or reschedule such meeting upon public notice given prior to the time previously scheduled for such meeting of shareholders. The meeting may be postponed or rescheduled to such time and place as is specified in the notice of postponement or rescheduling of such meeting, which notice shall be given in accordance with Section 5 of this Article II.
Section 9.Manner of Conducting Meetings:
(a)At each meeting of shareholders, the Chairman, or in the Chairman’s absence, the director or officer designated by the Chairman or the Board of Directors, shall act as the “Presiding Officer.” The Secretary shall act as secretary of the meeting, but in the absence of the Secretary, the Presiding Officer may appoint any person to act as secretary of the meeting.

(b)The date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting shall be announced at the meeting by the Presiding Officer. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of shareholders as it shall deem appropriate and which do not conflict with applicable provisions of law, the articles of incorporation of the Corporation or any amendment thereto and these bylaws. Except to the extent inconsistent with applicable provisions of law or this Corporation’s articles of incorporation, these bylaws and such rules and regulations as adopted by the Board of Directors, the Presiding Officer may prescribe such rules, regulations and procedures and do all such acts as, in the judgment of such Presiding Officer, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the Presiding Officer, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to shareholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the Presiding Officer shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) restrictions on the use of audio or video recording devices at the meeting and (vi) limitations on the time allotted to questions or comments by participants.
Section 10.Voting of Shares: Each outstanding share having voting rights shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.
Except in the election of directors, the vote of a majority of the shares voted on any matter at a meeting of shareholders at which a quorum is present shall be the act of the shareholders on that matter, unless the vote of a greater number is required by law or by the articles of incorporation or bylaws of this Corporation.
Section 11.Either the Board of Directors or the Chairman of the meeting may appoint one or more voting inspectors, each of whom shall take an oath to execute his duties impartially and to the best of his or her ability. The voting inspectors shall, by majority vote, resolve all questions regarding voting of shares, including the number of shares outstanding, the voting power of each, the shares represented at the meeting, the qualification of voters, the validity of proxies, the existence of a quorum as to any voting group, and the acceptance, rejection and tabulation of votes. Informal Action by Shareholders: Any action which may be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the persons who would be entitled to vote upon such action at a meeting, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

Section 12.Advance Notice of Shareholder Nominations and Proposals:
(a)At any meeting of the shareholders, no nomination for election to the Board of Directors or other business shall be brought before the meeting, or considered or acted upon at the meeting, unless such nomination, or the proposal for such other business, as the case may be, either (i) was specifically set forth in the notice of meeting given by the Corporation or by the other person or persons duly calling the meeting (or was referred to in such notice of meeting and specifically set forth in an accompanying proxy statement, information statement or other document), (ii) is otherwise made by or at the direction of the Board of Directors or a duly authorized committee thereof, or (iii) is made by or on behalf of a shareholder of the Corporation who was a shareholder of record at the time the notice provided for in this Article II, Section 12 is received by the Secretary and at the time of the meeting, who is entitled to vote at the meeting and who complies with the requirements of this Section 12 with respect to such nomination or proposal. For the avoidance of doubt, the foregoing clause (iii) shall be the exclusive means for a shareholder to make nominations or submit other business other than matters properly brought in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
(b)For nominations or other business to be properly brought before a meeting by a shareholder in compliance with the requirements of this Section 12, the shareholder must have (1) given timely notice in writing to the Secretary of the Corporation of such shareholder’s intent to make a nomination or to bring any other business before the meeting, which notice shall include the applicable information required by subsection (c) below and (2) complied in all respects with the requirements of Regulation 14A under the Exchange Act, including, without limitation, the requirements of Rule 14a-19 (as such rule and regulations may be amended from time to time by the U.S. Securities and Exchange Commission (the “Commission”), including any Commission Staff interpretations relating thereto). In the case of an annual meeting, such notice, to be timely, shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the actual date of the annual meeting as to which the notice is provided is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or, if the first public announcement of the date of such annual meeting is less than 90 days prior to the date of such annual meeting, the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation. In the case of a special meeting at which directors are to be elected, the shareholder may nominate a person or persons for election as director if the shareholder’s notice is so delivered to the Secretary of the Corporation not earlier than the earlier of the date on which a public announcement of the date of such meeting is first made by the Corporation or the date on which notice of the special meeting is first sent to shareholders, and not later than the close of business on the 15th day following the earlier of such date of first public announcement or the date on which notice of the special meeting was first sent unless the date of such special meeting is more than 105 days after the earlier of such dates, in which case such notice may be delivered no later than the 90th day preceding the date of such special meeting. The number of nominees a shareholder may nominate for election at a special meeting shall not exceed the number of directors to be elected at such special meeting. In the case of a special meeting at which directors are not to be elected, the only business that may be conducted at such a meeting is that within the purpose or purposes described in the meeting notice, and consequently a shareholder shall not have the right to make a proposal pursuant to clause (iii) of subsection (a) above. In no event shall any adjournment, recess or postponement of any meeting of shareholders or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above.

(c)The notice by a shareholder pursuant to subsection (b) above shall set forth the following information, as applicable:
(i)as to the shareholder giving the notice and the Shareholder Associated Person (as defined in subsection (j) below, if any, on whose behalf the nomination or proposal is made (including any affiliate or associate) of such shareholder or Shareholder Associated Person): (A) the name and address of such shareholder (as they appear on the Corporation’s books) and of any such Shareholder Associated Person; (B) a representation that the shareholder is a holder of record of stock entitled to vote at such meeting, will continue to be a holder of record of stock entitled to vote at such meeting through the date of such meeting and intends to appear in person or by proxy at the meeting to make the nomination, proposal or other business specified in the notice; (C) the class or series and number of shares of capital stock of the Corporation which are, directly or indirectly, held of record or are beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such shareholder or by any such Shareholder Associated Person (except that such shareholder and any such Shareholder Associated Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such shareholder or Shareholder Associated Person has a right to acquire beneficial ownership at any time in the future); (D) a complete and accurate description of any agreement, arrangement or understanding between or among such shareholder and any such Shareholder Associated Person, any of their respective affiliates or associates, and any other person or persons (including their names) in connection with the proposal of such nomination, proposal or other business; (E) a complete and accurate description and the amounts of any options, warrants, convertible securities, stock appreciation rights or other rights with an exercise or conversion privilege or a settlement payment or mechanism at a price related to that of any class or series of shares of the Corporation or with a value derived in whole or in part from the price or value, or volatility of prices or values, of shares of any class or series of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying shares of the Corporation or otherwise and whether or not the shareholder or Shareholder Associated Person may have entered into any hedge or other transaction to mitigate the economic effect of such rights, directly or indirectly owned beneficially by such shareholder or Shareholder Associated Person, and any other direct or indirect opportunity of such shareholder or Shareholder Associated Person, through a derivative instrument, swap, or other transaction, series of transactions, or arrangement, to profit or share in any profit derived from any increase or decrease in the price or value of the shares of the Corporation (“Derivative Rights”); (F) a complete and accurate description of any rights to dividends on the shares of any class or series of the Corporation owned beneficially by such shareholder or such Shareholder Associated Person that are separated or separable from the underlying shares of the Corporation; (G) a complete and accurate description of any proxy, contract, event, arrangement, understanding, or relationship pursuant to which such shareholder and such Shareholder Associated Person, if any, has a right to vote or has granted the right to vote any shares or any other security of the Corporation; (H) a complete and accurate description of any short interest of such shareholder or Shareholder Associated Person in any shares or other security of the Corporation (for purposes of these bylaws, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security); (I) a complete and accurate description of any proportionate interest in shares of the Corporation or Derivative Rights held, directly or indirectly, by a general or limited partnership in which such shareholder or such Shareholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; (J) a complete and accurate description of any performance-related fees that such shareholder or Shareholder Associated Person is entitled to receive, either directly or indirectly, based on any increase or decrease in the value of shares of the Corporation or Derivative Rights; (K) the name of each person with whom such shareholder, or Shareholder Associated Person, or nominee has any agreement, arrangement or understanding (whether written or oral) (1) for the purposes of acquiring, holding, voting (except pursuant to a revocable proxy given to such person in response to a public proxy made generally by such person to all holders of shares of the Corporation) or disposing of any shares of capital stock of the Corporation, (2) to cooperate in obtaining, changing or influencing the control of the Corporation (except independent financial, legal and other advisors acting in the ordinary course of their respective businesses), (3) with the effect or intent of increasing or decreasing the voting power of, or that contemplates any person voting together with, any such shareholder or Shareholder Associated Person with respect to any shares of the capital stock of the Corporation, any business proposed by a shareholder and a description of each such agreement, arrangement or understanding; (L) a list of all transactions by such shareholder and any Shareholder Associated Person involving any securities of the Corporation or any Derivative Rights within the six-month period prior to the date of the notice; (M) to the extent not disclosed in clause E above, the principal amount of any indebtedness of the Corporation or any of its subsidiaries beneficially owned by such shareholder or by any such Shareholder Associated Person, together with the title of the instrument under which such indebtedness was issued and a description of any Derivative Right entered into by or on behalf of such shareholder or such Shareholder Associated Person relating to the value or payment of any indebtedness of the Corporation or any such subsidiary; (N) any other information relating to such shareholder and any Shareholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal pursuant to Section 14(a) and Regulation 14A of the Exchange Act, and the rules and regulations thereunder; (O)(1) in the case of a proposal of business other than nominations, a representation as to whether such shareholder or any such Shareholder Associated Person intends or is part of a group that intends to (x) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding capital stock required to approve or adopt the proposal or to elect each such nominee and/or (y) otherwise to solicit proxies from shareholders in support of such proposal or nomination and (2) in the case of any solicitation with respect to nominations that is subject to Rule 14a-19 of the Exchange Act, a written undertaking by the shareholder or Shareholder Associated Person that such shareholder or Shareholder Associated Person will deliver to beneficial owners of shares representing at least 67% of the voting power of the stock entitled to vote generally in the election of directors either (x) at least 20 calendar days before the annual meeting, a copy of its definitive proxy statement for the solicitation of proxies for its director candidates or (y) at least 40 calendar days before the annual meeting a Notice of Internet Availability of Proxy Materials that would satisfy the requirements of Rule 14a-16(d) of the Exchange Act; and (Q) any proposal or nominations submitted on behalf of such shareholder or any Shareholder Associated Person seeking to nominate directors at any other company’s board of directors with a class of equity securities registered pursuant to Section 12 of the Exchange Act within the past 36 months (whether or not such proposal or nomination was publicly disclosed);

(ii)as to each person whom the shareholder proposes to nominate for election or reelection as a director: (A) the name, age, business address and residence address of such person; (B) the principal occupation or employment of such person (present and for the past five (5) years); (C) the class or series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such person; (D) a complete and accurate description of all arrangements or understandings between or among any of the shareholder, any Shareholder Associated Person, each nominee, and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (E) all information regarding each nominee that would be required to be obtained or disclosed in solicitations of proxies for election of directors in an election contest pursuant to Regulation 14A under the Exchange Act, and the rules and regulations thereunder, including without limitation such person’s written consent to (1) being named in any proxy statement as a nominee and any associated proxy card, (2) being named as a nominee and to serving as a director, if elected, and (3) providing information that the Board requests to determine whether such person qualifies as an independent director under applicable rules, regulations and guidelines; (F) a complete and accurate description of all direct and indirect compensation and other material monetary agreements, arrangements and undertakings during the past three years, and other material relationships, between such shareholder and any Shareholder Associated Person, if any, on the one hand, and each proposed nominee, and his or her respective affiliates and associates or others acting in concert with such nominee on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if such shareholder or Shareholder Associated Person were the “registrant” pursuant to Regulation S-K of the Commission and such proposed nominee were a director or executive officer of such registrant; (G) a completed and signed questionnaire and written representation and agreement, each as required by Article II, Section 12(i); and (H) an undertaking by each proposed nominee to promptly furnish such information (1) as may reasonably be requested by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation in accordance with the Corporation’s internal governance guidelines or (2) that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, or such nominee, and any other information of the type requested from and provided by persons nominated by the Board of Directors or a committee thereof; and
(iii)as to any other business (other than the nomination of directors) that the shareholder proposes to bring before the meeting, (A) a brief description of the business desired to be brought before the meeting; (B) the text of the proposal or business (including the complete text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these bylaws, the text of the proposed amendment); (C) a complete and accurate description of all agreements, arrangements and understandings between or among such shareholder and such Shareholder Associated Person, if any, and any other person or persons (including their names and addresses) in connection with the proposal of such business; (D) the reasons for conducting such business at the meeting; and (E) a complete and accurate description of any material interest in such business of such shareholder and the Shareholder Associated Person, if any, on whose behalf the proposal is made.

(d) A shareholder providing notice of business or any nomination proposed to be brought before a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 12 shall be true and correct (i) as of the record date for the meeting and (ii) as of the date that is ten (10) business days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the secretary of the Corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date) and not later than seven (7) business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to) or any adjournment, recess, rescheduling or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof). For the avoidance of doubt, the obligation to supplement as set forth in this paragraph or any other section of these bylaws shall not (A) limit the Corporation’s rights with respect to any deficiencies in any notice provided by a shareholder, (B) extend any applicable deadlines hereunder, or (C) enable or be deemed to permit a shareholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business or resolutions proposed to be brought before a meeting of the shareholders.
(e)Except as otherwise required by applicable law, the Presiding Officer at any meeting of the shareholders shall have the power and duty to determine whether any nomination or proposal made by or on behalf of a shareholder is made in compliance with the requirements set forth in this Section 12 and applicable law and, if in accordance with the Presiding Officer’s determination any proposed nomination or proposal is not in compliance with this Section 12 or applicable law, to declare that such defective nomination or proposal is out of order or that a matter or business was not properly brought before the meeting and shall not be considered or acted upon. Without limiting the foregoing and notwithstanding the foregoing provisions of this Section 12, unless otherwise required by applicable law, (i) if a shareholder or Shareholder Associated Person (A) provides notice pursuant to this Section 12 and Rule 14a-19(b) under the Exchange Act with respect to a nomination for election to the board of directors and (B) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such shareholder or Shareholder Associated Person has met the requirements of Rule 14a-19(a)(3)), or (ii) if the shareholder (or a qualified representative of the shareholder) does not appear at the annual or special meeting of shareholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. Upon request by the Corporation, if any shareholder or Shareholder Associated Person provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such shareholder or Shareholder Related Person shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting date, reasonable evidence that the shareholder or Shareholder Associated Person has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act. For purposes of this Section 12(e), to be considered a qualified representative of the shareholder, a person must be a duly authorized officer, manager or partner of such shareholder or must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of shareholders. This Section 12 has been adopted to provide shareholders with the reasonable opportunity to bring nominations or other business before meetings of the shareholders, consistent with the interests of the Corporation in promoting the orderly, deliberate and informed presentation, consideration and conduct of business at meetings of the shareholders of the Corporation, and shall be construed accordingly.

(f)Nothing in this Section 12 shall impair, or be affected by, any right of any shareholder to request that a proposal be included in the Corporation’s notice of meeting and proxy statement to the extent that such right is provided under the Exchange Act, including without limitation Rule 14a-8 under the Exchange Act or any other rules then applicable; but nothing in this Section 12 is intended to in any way enlarge any such right of a shareholder thereunder or to in any way limit the Corporation’s right, if any, thereunder to exclude any such proposal from its notice of meeting or proxy statement, it being intended that the provisions of this Section 12 operate independently of the operation of the Exchange Act thereunder. For the avoidance of doubt, in addition to the provisions of this Section 12, a shareholder who seeks to have any proposal included in the Corporation’s proxy statement also shall comply with the requirements of the Exchange Act, and the rules and regulations promulgated thereunder, including without limitation, Regulation 14A.
(g)Nothing in this Section 12 shall confer upon any shareholder the right to bring before any meeting of shareholders any proposal or other matter that, under applicable law, may be brought before such meeting only by action of the Board of Directors, or that otherwise may not be properly brought before a meeting of shareholders.
(h)Nothing in this Section 12 shall affect any right of any shareholder to make recommendations to the Board of Directors or any committee thereof as to nominations for directors or any other matter in accordance with policies and procedures therefor from time to time adopted by the Board of Directors or any committee thereof.
(i)To be eligible to be a nominee for election or reelection as a director of the Corporation, a proposed nominee must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 12 and applicable law) to the secretary of the Corporation at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the secretary of the Corporation upon written request) and a written representation and agreement (in the form provided by the secretary of the Corporation upon written request) that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation that has not been disclosed to the Corporation, and (iii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and other guidelines of the Corporation.
(j)Any shareholder or Shareholder Associated Person directly or indirectly soliciting proxies from other shareholders of the Corporation must use a proxy card color other than white, which shall be reserved for the exclusive use for solicitation by the Board of Directors.

(k)As used in this Section 12, (i) “Shareholder Associated Person” shall mean, with respect to a shareholder, (A) any beneficial owner of shares of stock of the Corporation, including interests held by members of such shareholder’s immediate family sharing the same household, on whose behalf any proposal or nomination is made by such shareholder; (B) any affiliates or associates of such shareholder or any beneficial owner described in clause (A) hereof; and (C) each other person with whom any of the persons described in the foregoing clauses (A) and (B) either is acting in concert with such shareholder with respect to the Corporation or has any agreement, arrangement or understanding (whether written or oral) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy given to such person in response to a public proxy solicitation made generally by such person to all shareholders entitled to vote at the meeting) or disposing of any capital stock of the Corporation or to cooperate in obtaining, changing or influencing the control of the Corporation (except independent financial, legal and other advisors acting in the ordinary course of their respective businesses); (ii) the term “person” includes an entity as well as an individual; (iii) “public announcement” shall mean disclosure (A) in a press release reported by the Dow Jones News Service, the Associated Press or any comparable national news service, (B) in a document publicly filed by the Corporation with the Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act or (C) in a notice of meeting (or any supplement) pursuant to Article II, Section 5 of these bylaws; (iv) “affiliate” and “associate” shall have the respective meanings set forth in Rule 12b-2 of the Exchange Act (or any successor provision thereto); and (v) “close of business” shall mean 5:00 p.m. local time at the principal executive offices of the Corporation on any calendar day, whether or not a business day.
ARTICLE III.

DIRECTORS

Section 1.General Powers: All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed by or under the direction of, the Board of Directors or, subject to the authority and direction of the full Board of Directors, by such Executive Committees as the Board of Directors may establish pursuant to these bylaws.
Section 2.Number, Term and Qualifications: The number of directors of the Corporation shall not be less than nine nor more than twelve, as determined from time to time by the shareholders. The Board of Directors shall be divided into three classes, having staggered terms of three years each. Each director shall hold office until his death, resignation, retirement, removal, disqualification, or his successor is elected and qualified. Directors need not be residents of the State of North Carolina or shareholders of the Corporation.
Section 3.Election of Directors: Except as provided in Section 5 of this Article III, the directors shall be elected at the annual meeting of shareholders; and those persons who receive the highest number of votes shall be deemed to have been elected.
Section 4.Removal: Neither the entire Board of Directors nor any individual director of the Corporation shall be removed from office by shareholders, with or without cause, unless a meeting of the shareholders of the Corporation is held to act thereon and there is obtained the approval of a percentage of all votes entitled to be cast thereon of at least eighty percent (80%); provided, however, that if any such removal shall have been recommended to the shareholders of the Corporation by a resolution of the Board of Directors adopted by the affirmative vote of seventy-five percent (75%) of the entire Board of Directors, then such removal may be effected if a meeting of the shareholders of the Corporation is held to act thereon and there is obtained the approval of a percentage of all votes entitled to be cast thereon equal to a majority of all votes entitled to be cast thereon. provided, further, that any such removal may be effected without a meeting or vote of the shareholders of the Corporation if a resolution determining that cause exists for such removal shall be adopted by the affirmative vote of seventy-five percent (75%) of the entire Board of Directors.

Section 5.Vacancies: Unless otherwise provided by the articles of incorporation of the Corporation, any newly created directorship or any vacancy occurring in the Board of Directors for any cause may be filled either by the shareholders or by the Board of Directors, and if the directors remaining in office constitute fewer than a quorum of the Board of Directors, the vacancy may be filled by the affirmative vote of a majority of the directors remaining in office or by the sole remaining director. Each director so elected shall hold office until the next shareholders’ meeting at which directors are elected, subject to such director’s earlier death, resignation, disqualification or removal.
Section 6.Chairman: There may be a Chairman of the Board of Directors elected by the directors from their number at any meeting of the Board of Directors. The Chairman shall preside at all meetings of the Board of Directors and perform such other duties as may be directed by the Board of Directors.
Section 7.Compensation: The Board of Directors may compensate directors for their services.
Section 8.Executive Committee: The Board of Directors may, by resolution adopted by a majority of the number of directors in office at the time of such resolution, designate two or more directors to constitute an Executive Committee, which committee, to the extent provided in such resolution and subject to the authority and direction of the full Board of Directors, shall have and may exercise all of the authority of the Board of Directors in the management of the Corporation.

Section 9.Confidentiality: Each director shall hold all Confidential Information (as defined below) in the strictest confidence and shall take all appropriate measures to ensure that no other person shall have access to the Confidential Information. No director shall disclose any Confidential Information to any person outside the Corporation, either during or after his or her service as a director, except with authorization of the Board of Directors or as may be required by law. For the avoidance of doubt, the foregoing shall also apply to any director who serves on the Board of Directors as the designee or nominee of a shareholder of the Corporation, and such director shall not disclose any Confidential Information to such shareholder or any of its officers, directors, managers, members, partners, employees, attorneys, accountants, advisors, agents, consultants or other representatives without the approval of the Board of Directors. “Confidential Information” shall mean all non-public information (whether or not material to the Corporation) entrusted to or obtained by a director by reason of his or her position as a director of the Corporation.
Section 10.Indemnification: Any person who at any time serves or has served as a director of the Corporation, or who, while serving as a director of the Corporation, serves or has served as an officer, employee or agent of the Corporation or, at the request of the Corporation, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or as a trustee or administrator under an employee benefit plan, shall have a right to be indemnified by the Corporation to the fullest extent permitted by law against (a) all expenses, including but not limited to attorneys’ fees, the cost of any investigation, experts and similar expenses incurred by him in connection with any threatened, pending, or completed civil, criminal, administrative, investigative, or arbitrative action, suit or proceeding (and any appeal therein), whether or not brought by or on behalf of the Corporation, seeking to hold him liable by reason of the fact that he is or was acting in such capacity, and (b) all payments made by him in satisfaction of any judgment, money decree, fine (including an excise tax assessed with respect to an employee benefit plan), penalty, or settlement for which he may have become liable in any such action, suit or proceeding.
The Board of Directors of the Corporation shall take all such action as may be necessary and appropriate to authorize the Corporation to pay the indemnification required by this bylaw.

To the fullest extent from time to time permitted by law, the Corporation shall pay as incurred all the expenses, including but not limited to attorneys’ fees and expenses of any person indemnified hereunder, incurred in defending any action, proceeding, suit or investigation and in advance of the final disposition of such action, proceeding, suit or investigation.
Any person who at any time after the adoption of this bylaw serves or has served in the aforesaid capacity for or on behalf of the Corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein. Such right shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from the provision of this bylaw.
ARTICLE IV.

MEETING OF DIRECTORS
Section 1.Regular Meetings: A regular meeting of the Board of Directors shall be held immediately after, and at the same place as, the annual meeting of shareholders. In addition, the Board of Directors may provide, by resolution, the time and place, either within or without the State of North Carolina, for the holding of additional regular meetings.
Section 2.Special Meetings: Special Meetings of the Board of Directors may be called by or at the request of the Chief Executive Officer, Chairman of the Board of Directors, President or any two directors. Such meetings may be held either within or without the State of North Carolina.
Section 3.Notice of Meetings: Regular meetings of the Board of Directors may be held without notice.
The person or persons calling a special meeting of the Board of Directors shall, at least two days before the meeting, give notice thereof by the usual means of communication, including by electronic means, mail, or private carrier. Such notice need not specify the purpose for which the meeting is called.
Section 4.Waiver of Notice. A director may waive any required notice of a meeting before or after the date and time stated in the notice in a writing that is signed by the director and filed with the minutes or corporate records. Additionally, attendance at or participation by a director at a meeting shall constitute a waiver of notice of such meeting, except where the director at the beginning of the meeting (or promptly upon the director’s arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.
Section 5.Quorum: A majority of the directors in office immediately before the meeting begins shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.
Section 6.Manner of Acting: Manner of Acting. Unless the articles of incorporation or bylaws of the Corporation require the vote of a greater number of directors, the affirmative vote of the majority of the directors present at a meeting at which a quorum is present when the vote is taken shall be the act of the Board of Directors.
Section 7.Participation in Meetings: Any or all of the directors may participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting.

Section 8.Informal Action by Directors: Action taken by all of the directors without a meeting is nevertheless action by the Board of Directors if it is evidenced by one or more unrevoked written consents signed by each director before or after such action, describing the action taken, and included in the minutes or filed with the corporate records. A director’s consent to action taken without a meeting or revocation thereof may be in electronic form and delivered by electronic means. Such action is effective when the last director provides written consent, unless the consent specifies a different effective date.
Section 9.Bonds: The Board of Directors may by resolution require any or all officers, agents and employees of the Corporation to give bond to the Corporation, with sufficient sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with such other conditions as may from time to time be required by the Board of Directors.
ARTICLE V.

OFFICERS
Section 1.Number: The officers of the Corporation shall consist of a Chief Executive Officer, a President, a Secretary, a Treasurer, and such Vice-Presidents, Assistant Secretaries, Assistant Treasurers and other officers as the Board of Directors may from time to time elect. Any two or more offices may be held by the same person, except the offices of President and Secretary.
Section 2.Election and Term: The officers of the Corporation shall be elected by the Board of Directors. Such elections may be held at any regular or special meeting of the Board of Directors. Each officer shall hold office until his death, resignation, retirement, removal, disqualification, or his successor is elected and qualified.
Section 3.Removal: Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause; but such removal shall be without prejudice to the contract rights, if any, of the person so removed.
Section 4.Compensation: The compensation of all officers of the Corporation shall be fixed by the Board of Directors.
Section 5.Chief Executive Officer: The Chief Executive Officer shall be the principal executive and administrative officer of the Corporation and, subject to the control of the Board of Directors, shall supervise and control the management of the Corporation in accordance with these bylaws.
He shall, when present, preside at all meetings of shareholders. At the request of the Chairman of the Board, or in case of his absence or inability to act, the Chief Executive Officer may act in his place. He shall sign, with any other proper officer, any deeds, mortgages, bonds, contracts, or other instruments which may be lawfully executed on behalf of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be delegated by the Board of Directors to some other officer or agent. The Chief Executive Officer shall perform all duties incident to his office and such other duties as may be prescribed by the Board of Directors from time to time.
Section 6.President: The President shall be a principal administrative officer of the Corporation and, subject to the control of the Chief Executive Officer, shall assist the Chief Executive Officer in supervising and controlling the management of the Corporation in accordance with these bylaws.

At the request of the Chief Executive Officer, or in case of his absence or inability to act, the President may act in his place. Furthermore, at the request of the Chairman of the Board, or in case of the absence or inability to act of both the Chairman of the Board and the Chief Executive Officer, the President may act in the Chairman’s place. He shall sign, with any other proper officer, certificates for shares of the Corporation and any deeds, mortgages, bonds, contracts, or other instruments which may be lawfully executed on behalf of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be delegated by the Board of Directors to some other officer or agent. The President shall perform all duties incident to his office and such other duties as may be prescribed by the Board of Directors from time to time.
Section 7.Vice-Presidents: The Vice-Presidents in the order of their election, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of that office, subject to the restrictions applicable to such office. In addition, they shall perform such other duties and have such other powers as the Board of Directors shall prescribe.
Section 8.Secretary: The Secretary shall keep accurate records of the acts and proceedings of all meetings of shareholders and directors. He shall give all notices required by law and by these bylaws. He shall have general charge of the corporate books and records and of the corporate seal, and he shall affix the corporate seal to any lawfully executed instrument requiring it. He shall have general charge of the stock transfer books of the Corporation and shall keep, at the registered or principal office of the Corporation, a record of shareholders showing the name and address of each shareholder and the number and class of the shares held by each. He shall sign such instruments as may require his signature, and, in general, shall perform all duties incident to the office of Secretary and such other duties as may be assigned to him from time to time by the Chief Executive Officer, President or the Board of Directors.
Section 9.Treasurer: The Treasurer shall have custody of all funds and securities belonging to the Corporation and shall receive, deposit or disburse the same under the direction of the Board of Directors. He shall keep full and accurate accounts of the finances of the Corporation in books especially provided for that purpose; and he shall cause a true statement of its assets and liabilities as of the close of each fiscal year and of the results of its operations and of changes in surplus for such fiscal year, all in reasonable detail, including particulars as to convertible securities then outstanding, to be made and filed at the registered or principal office of the Corporation within four months after the end of such fiscal year. The statement so filed shall be kept available for inspection by any shareholder for a period of ten years; and the Treasurer shall mail or otherwise deliver a copy of the latest such statement to any shareholder upon his written request thereof. The Treasurer shall, in general perform all duties incident to his office and such other duties as may be assigned to him from time to time by the Chief Executive Officer, President or the Board of Directors.
Section 10.Assistant Secretaries and Treasurers: The Assistant Secretaries and Assistant Treasurers shall, in the absence or disability of the Secretary or the Treasurer, respectively, perform the duties and exercise the powers of those offices, and they shall, in general, perform such other duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the Chief Executive Officer, President or the Board of Directors.
ARTICLE VI.

CONTRACTS, LOANS AND DEPOSITS
Section 1.Contracts: The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 2.Loans: No loans to or from the Corporation shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.
Section 3.Checks and Drafts: All checks, drafts or other orders for the payment of money issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.
Section 4.Deposits: All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such depositories as the Board of Directors shall direct.
ARTICLE VII.

SHARES AND THEIR TRANSFER
Section 1.Certificates for Shares; Uncertificated Shares: Shares of the capital stock of the Corporation may be certificated or uncertificated, as provided under the North Carolina Business Corporation Act. Certificates representing shares of the Corporation shall be issued in such form as the Board of Directors shall determine and shall be signed by the President or any Vice-President and the Secretary, Assistant Secretary, Treasurer or Assistant Treasurer. At a minimum, each certificate shall set forth the name of the Corporation, that the Corporation is organized under the laws of the State of North Carolina, the name of the shareholder and the number and class (and the designation of the series, if any) of the shares represented. Such certificates shall be consecutively numbered or otherwise identified; and the name and address of the persons, corporations, firms or organizations to whom they are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation.
Within a reasonable time after the issue or transfer of shares without certificates, the Corporation shall send the shareholder a written statement that shall set forth the name of the Corporation, that the Corporation is organized under the laws of the State of North Carolina, the name of the shareholder and the number and class (and the designation of the series, if any) of the shares represented.
Section 2.Transfer of Shares: Transfers of certificated shares shall be made on the stock transfer books of the Corporation only upon surrender of the certificates for the shares sought to be transferred by the record holder thereof or by his duly authorized agent, transferee or legal representative. All certificates surrendered for transfer shall be cancelled before new certificates or uncertificated shares for the transferred shares shall be issued.
Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, new equivalent uncertificated shares or certificated shares shall be issued to the shareholder entitled thereto and the transaction shall be recorded upon the stock transfer books of the Corporation.
Section 3.Fixing Record Date. For the purpose of determining the shareholders entitled to notice of a meeting of shareholders, to demand a special meeting, to vote, to take any other action, or to receive a dividend with respect to their shares, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders. Such record date fixed by the Board of Directors under this Section 3 shall not be more than 70 days before the meeting or action requiring a determination of shareholders.

If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to a dividend, the close of the business day before the first notice is delivered to shareholders or the date on which the Board of Directors authorizes the dividend, as the case may be, shall be the record date for such determination of shareholders.
When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 3, such determination shall apply to any adjournment, recess or postponement thereof unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned, recessed or postponed to a date more than 120 days after the date fixed for the original meeting.
Section 4.Lost Certificates: The Board of Directors may authorize the issuance of a new share certificate or uncertificated shares in place of a certificate claimed to have been lost or destroyed, upon receipt of an affidavit of such fact from the person claiming the loss or destruction. When authorizing such issuance of a new certificate or uncertificated shares, the Board of Directors may require the claimant to give the Corporation a bond in such sum as it may direct to indemnify the Corporation against loss from any claim with respect to the certificate claimed to have been lost or destroyed; or the Board of Directors may, by resolution reciting that the circumstances justify such action, authorize the issuance of the new certificate or uncertificated shares without requiring such a bond.
ARTICLE VIII.

GENERAL PROVISIONS
Section 1.Dividends: The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and by its articles of incorporation.
Section 2.Seal: The corporate seal of the Corporation shall consist of two concentric circles between which is the name of the Corporation and in the center of which is inscribed SEAL; and such seal, as impressed on the margin hereof, is hereby adopted as the corporate seal of the Corporation.
Section 3.Emergencies. If the Board of Directors cannot readily be assembled because of some catastrophic event (an “Emergency”), the Board of Directors may (i) modify lines of succession to accommodate the incapacity of any director, officer, employee, or agent; and (ii) relocate the principal office or designate alternative principal offices, or authorize the officers to do so. During an Emergency: (i) notice of a meeting of the Board of Directors need be given only to those directors whom it is practicable to reach and may be given in any practicable manner, including by publication and radio; and (ii) one or more officers present at a meeting of the Board of Directors may be deemed to be directors for the meeting, in order of rank and within the same rank in order of seniority, as necessary to achieve a quorum.
Section 4.Gender Neutrality. The terms “he,” “him,” and “his,” where used in these bylaws, shall refer to both the masculine and feminine genders, as may be appropriate.
Section 5.Fiscal Year: Unless otherwise ordered by the Board of Directors, the fiscal year of the Corporation shall be from January 1 to December 31.

Section 6.Severability. Whenever possible, each provision or portion of any provision of these bylaws will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of these bylaws is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such provision or portion of any provision shall be severable and the invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and these bylaws will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.
Section 7.Exclusive Forum:
(a)To the fullest extent permitted by law, and unless the Corporation consents in writing to the selection of an alternative forum, the state courts of North Carolina in and for Orange County, North Carolina, subject to designation or assignment to the North Carolina Business Court (or, if no state court located within the State of North Carolina has jurisdiction, the United States District Court for the Middle District of North Carolina). shall be the sole and exclusive forum for: (i) any derivative action or proceeding brought in the name or right of the Corporation or on its behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the shareholders of the Corporation, (iii) any action asserting a claim arising pursuant to any provision of the North Carolina Business Corporation Act, the Corporation’s articles of incorporation or these bylaws (as each may be amended from time to time), (iv) any action to interpret, apply, enforce or determine the validity of the Corporation’s articles of incorporation or these bylaws, or (v) any action asserting a claim governed by the internal affairs doctrine, including, without limitation, any action to interpret, apply, enforce or determine the validity of the Corporation’s articles of incorporation or these bylaws (each as may be amended from time to time) (collectively, the “Actions”).
(b)Notwithstanding the foregoing, (i) the provisions of Section 7 of this Article VIII will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction, and (ii) unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America, shall to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action against the Corporation or any director, officer, employee or agent of the Corporation and arising under the Securities Act of 1933, as amended.
(c)To the fullest extent permitted by applicable law, any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 7 of Article VIII.
(d)If any Action is filed in a court other than pursuant to this Section 7 of Article VIII (a ”Foreign Action”) in the name of any current or former shareholder, such shareholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of North Carolina in connection with any action brought in any such court to enforce Section 5(a) above (an “Enforcement Action”) and (ii) having service of process made upon such shareholder in any such Enforcement Action by service upon such shareholder’s counsel in the Foreign Action as agent for such shareholder.

(e)If any provision or provisions of Section 7 of this Article VIII shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Section 7 (including, without limitation, each portion of any sentence of this Section 7 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.
Section 8.Amendments: Except as otherwise provided herein, these bylaws may be amended or repealed and new bylaws may be adopted by the affirmative vote of a majority of the directors then holding office at any regular or special meeting of the Board of Directors.
The Board of Directors shall have no power to adopt a bylaw: (1) requiring more than a majority of the voting shares for a quorum at a meeting of shareholders or more than a majority of the votes cast to constitute action by the shareholders, except where higher percentages are required by law; (2) providing for the management of the Corporation otherwise than by the Board of Directors or its Executive Committees; (3) increasing or decreasing the number of directors; or (4) classifying and staggering the election of directors. No bylaw adopted, amended or repealed by the shareholders shall be readopted, amended or repealed by the Board of Directors if neither the articles of incorporation of the Corporation nor a bylaw adopted by the shareholders authorizes the Board of Directors to alter or repeal that particular bylaw or the bylaws generally.
No provision of these bylaws may be amended, altered or repealed by the shareholders of the Corporation unless a meeting of the shareholders is held to act thereon and there is obtained the approval of a percentage of all the votes entitled to be cast on at least eighty percent (80%); provided, however, that the approval of the majority of all the votes entitled to be cast shall be sufficient to approve any such amendment, alteration or repeal that has been favorably recommended to the shareholders by resolution adopted by the affirmative vote of at least seventy-five percent (75%) of the entire Board of Directors.
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